Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL WAIVER AND RELEASE

This Separation Agreement and General Waiver and Release (“Agreement”) is made by and between Fred E. Durham III (“Employee”) and CafePress, Inc (“Company”).

WHEREAS, Employee’s last day of work is November 9, 2018;

WHEREAS, in exchange for Company’s payment of a severance payment, Employee agrees to release Company from any and all claims that Employee now has or ever had against Company.

NOW THEREFORE, in consideration of the mutual promises made herein, Company and Employee (collectively referred to as “the Parties”) hereby agree as follows:

1. Separation from Employment. Employee’s separation date is November 9, 2018 (“Separation Date”).

2. Severance Pay and Benefits. Provided Employee complies with the terms of this Agreement and signs and returns this Agreement within twenty-one (21) days and does not revoke the Agreement as provided in Paragraph 5 below, Company agrees to provide Employee with the following severance pay and benefits.

(a) Company agrees to pay Employee:

(b) the gross amount of $125,000, less all required deductions, representing twelve (12) months of salary, within fourteen (14) days of the Effective Date of this Agreement,

(c) Employee agrees that in return for this Agreement, he will receive compensation, i.e., something of value, beyond that which he was already entitled to receive before entering into this Agreement. Employee acknowledges that unless and until this Agreement is executed, and provided it is not revoked as provided herein, he is not otherwise entitled to receive the above compensation (“Severance Pay”). Employee agrees that the Severance Pay described in paragraph 2(b) constitutes the entire amount of monetary consideration provided to him under this Agreement and that he is not entitled to any other claimed damage, costs, or attorneys’ fees in connection with the matters encompassed in this Agreement.

(d) Employee acknowledges and agrees that the offer of Severance Pay is dependent upon execution of this Agreement and that failure to sign and return this Agreement within twenty-one (21) days will result in the revocation of this offer. Should that day fall on a weekend or holiday where the signing of the agreement would be impossible, the offer will be extended to the first day of business after the last day the offer was to expire.

3. Payment of Salary; Approved Business Expense Reimbursement. Employee acknowledges and represents that Company has paid employee all wages concededly due from employment with Company, including all salary or other wages, and

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accrued vacation due, if any, to Employee through November 9, 2018, which Employee is entitled to regardless of whether he signs this Agreement. Regardless of whether Employee signs this Agreement, Company shall reimburse Employee for approved business expenses incurred through November 9, 2018, subject to Employee’s compliance with Company’s policies, procedures, and rules on such expenses and documentation thereof. All expenses must be submitted within 30 days of November 9, 2018.

4. Release of All Disputes and Causes of Action. Employee hereby fully and forever releases, on behalf of himself and his respective heirs, Company, and its executors, officers, directors, employees, investors, shareholders, affiliates, members, administrators, predecessor and successor corporations (and their respective officers and directors), and assigns, of and from any cause of action, whether in law or in equity, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the date upon which the Employee executes this Agreement including, without limitation,

(a) any and all causes of action relating to or arising from Employee’s employment relationship with Company and the separation therefrom;

(b) any and all causes of action for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(c) any and all causes of action for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, Older Workers Benefit Protection Act, any applicable state Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq., but excluding the fair Labor Standards Act, the National Labor Relations Act and any other state, federal or local statute or law which prohibits the release of claims generally or absent court, agency or other approval;

(d) any and all causes of action for violation of the federal, or any state, constitution; and

(e) any and all attorneys’ fees and costs.

Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete and general release as to the matters released. It is the intention of the parties in executing this Agreement that it shall be effective as a bar to each and every matter released herein and that, should any proceeding be instituted with respect to matters released herein, this Agreement shall be deemed in full and complete accord, satisfaction and settlement of any such released matter and sufficient basis for its dismissal. This release does not extend to any obligations incurred under this Agreement.

5. Time To Consider Agreement; Knowing and Voluntary Agreement. Employee understands and agrees that: (a) Employee has had up to twenty one (21) days within which to consider this Agreement before executing it; (b) Employee has reviewed all aspects of this Agreement; (c) Employee has carefully read and fully understands all of the provisions of this Agreement; (d) Employee understands that in agreeing to this document he is releasing Company from any and all causes of action or lawsuits he may have against it; (e) Employee knowingly and voluntarily agrees to all the terms set forth in this Agreement; (f) Employee was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this agreement; (g) Employee has a full seven (7) days following the execution of this Agreement and has been and hereby is advised in writing that this Agreement will not become effective or enforceable until the revocation period has expired. To revoke, the Employee must send a written statement of revocation by certified mail to Maryanne Foy, 100 Montgomery St., 10th Floor, San Francisco, California 94104; and (h) Employee understands that rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date of this Agreement is executed are not waived.

6. No Pending or Future Lawsuits. Except as described below, Employee agrees not to file any lawsuit or bring any cause of action against Company or any other person or entity referred to herein, in any court or administrative agency, with regard to any dispute, demand, liability or obligation arising out of Employee’s employment with Company or separation therefrom. Employee further represents that no claims, complaints, charges or other proceedings are pending in any court, administrative agency, commission or other forum relating directly to his employment with Company; however, nothing in this Agreement precludes Employee from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or other federal, state, or local governmental agency. In addition, in spite of this Agreement, the Employee still retains the right to challenge the knowing and voluntary nature of this Agreement under the Older Workers Benefit Protection Act (“OWBPA”) and the Age Discrimination in Employment Act (“ADEA”) before a court, the Equal Employment Opportunity Commission, or any state or local agency permitted to enforce those laws, and this release does not impose any penalty or condition for doing so. The Employee understands, however, that if he successfully pursues a claim against Company under the OWBPA or the ADEA, Company may seek to set off the amount paid to him for signing the release against any amount he obtains. If Employee unsuccessfully pursues a claim against Company under the OWBPA or the ADEA, then Company may be entitled to recover its costs and attorneys’ fees to the extent specifically authorized by federal law.

7. Violation of the Agreement. By signing this Agreement, Employee agrees that he will not pursue any causes of action or lawsuits covered by this Release. If the Employee breaks this promise and violates this Agreement, the Employee agrees to pay Company’s costs and expenses (including reasonable attorneys’ fees) that flow from that violation, other than for claims under the OWBPA and the ADEA. Employee also agrees that if he violates any part of this Agreement, he will not be entitled to the Severance Pay and Benefits provided by this Agreement and will immediately repay to Company any Severance Pay previously paid to him consistent with federal law and paragraph 6 of this Agreement. Any such violation will immediately render Company’s obligations and agreements hereunder null and void, but the Employee’s obligations and agreements hereunder shall remain in full force and effect.

8. Confidential Information. Employee acknowledges and agrees that in the course of his employment with Company, he has had access to and/or made use of certain confidential information relating to the business activities of Company. Such confidential information includes, but is not limited to, technical information; personnel information; business strategies; financial results; pricing data; sourcing information, design information, market surveys and research data; and contractual agreements between Company and vendors and other persons or entities, compilations of information and records that are owned by Company and are regularly used in the operation of Company’s business and other information that is kept confidential by Company. Employee agrees that he will not disclose any such confidential information, directly or indirectly, or use any of it in any way whatsoever. Employee further represents and agrees that all files, computer programs, records, documents, lists, specifications, and similar items relating to the business activities of Company, including any and all copies, whether prepared by Employee or otherwise coming into Employee’s possession, custody or control, are property of Company and have been or will be returned immediately by him to Company and that he will not remove from the premises of Company any such property or information or any electronic or other equipment of any kind.

9. Return of Company’s Equipment. Employee acknowledges that he has returned all Company cellular telephones, PDAs, laptops, credit cards, keys, access cards, and other equipment or material in his possession or control and understands and agrees that Company’s payment of Severance Pay and Benefits is contingent upon the return of such equipment and material.

10. Cooperation. Employee agrees to reasonably cooperate in any and all complaints, administrative proceedings or other litigation matters to which Employee or Company is or could reasonably become a party. Employee further agrees he will not act in any manner that might damage the business of Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any lawsuits or causes of action by any third party against Company and/or any officer, director, employee, agent, representative, shareholder or attorney of Company, unless under subpoena or other court order to do so. Nothing in this Agreement shall be construed to preclude Employee from testifying, assisting or participating in an investigation, proceeding or hearing conducted by the EEOC or other federal, state, or local agency.

11. Non-Disparagement. Employee agrees not to disparage Company, or any of its officers, directors, or employees to anyone, including, but not limited to, members, customers, vendors, contractors, dealerships, affiliated entities, or other parties. All inquiries by potential future employers of Employee will be directed to Human Resources. Upon inquiry, Company shall only state the following: Employee’s last position and dates of employment.

12. No Application for Employment. Employee agrees not to apply for employment with Company in the future. Employee further agrees and understands that, if he submits any such application for employment, it may be, and will be, rejected without cause.

13. No Representations. Each party represents that it has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President and Chief Executive Officer (“CEO”) of Company.

15. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with this Agreement consistent with federal law and paragraphs 6 and 7 of this Agreement.

16. Enforcement. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be heard before a neutral arbitrator selected from a list provided by and in accordance with the rules of the Judicial Arbitration and Mediation Service (JAMS) in the jurisdiction in which the Employee worked. The arbitrator’s decision and/or award shall be final and binding. The Parties agree that the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys fees and costs incurred to enforce this Agreement.

17. Authority. Company represents and warrants that the undersigned has the authority to act on behalf of Company and to bind Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all whom might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the disputes or causes of action released herein.

18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

19. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

20. Effective Date. This Agreement is effective on the eighth (8th) day after it has been signed by both Parties provided the Employee has not revoked the Agreement during the previous seven (7) day period.

21. Non-Admission of Liability. The parties agree that this Agreement is a compromise of all claims disputed between Employee and Company and is not and shall never be treated as an admission of liability of any kind to Employee or any other person by Company for any purposes whatsoever.

22. Entire Agreement. This Agreement, and the other agreements referenced herein, represent the entire agreement and understanding between Company and Employee concerning Employee’s separation from Company, and supersede and replace any and all prior agreements and understandings concerning Employee’s relationship with Company.

23. Confidentiality of Agreement Employee agrees that he, and each of his agents and respective heirs will each keep the fact, terms, and amount of this Agreement completely confidential and that they will not hereafter disclose any information concerning this Agreement to anyone, provided that any party hereto may make such disclosures as are required by law, and as are necessary for legitimate law enforcement or compliance purposes, to their attorneys and/or to their tax or financial advisors for professional advice or representation.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the release it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement, on the respective dates set forth below.

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THE EMPLOYEE SHOULD READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CAUSES OF ACTION AND WILL SERVE AS A DEFENSE TO ANY CAUSE OF ACTION OR LAWSUIT THE EMPLOYEE MAY BRING.

CafePress, Inc

Date: November 9, 2018	By	/s/ Maryanne Foy
Maryanne Foy
Chief Human Capital Officer

Fred E. Durham, an individual

Date: November 9, 2018	By	/s/ Fred E. Durham III
Fred E. Durham III